Exhibit 10.47
David Astrove
DAstrove@dclawfirm.com
October 18, 2006

VIA MESSENGER, TELECOPY AND CERTIFIED MAIL
Comstock Bellemeade, L.C.
11465 Sunset Hills Road
5th Floor
Reston, Virginia 20190
Attention:	Christopher Clemente
Jubal Thompson
Comstock Homebuilding Companies, Inc.
11465 Sunset Hills Road
5th Floor
Reston, Virginia 20190
Attention: Christopher Clemente

Re:	NOTICE OF DEFAULT; Forty-Six Million Seven Hundred Twenty-Five Thousand and No/100 ($46,725,000.00) Loan (the “Loan”) between Comstock Bellemeade, L.C. (“Borrower”) and Bank of America, N.A. (“Lender”) which Loan is guaranteed by Comstock Homebuilding Companies, Inc. (“Guarantor”)
Dear Mr. Clemente:
     This firm represents the Lender in connection with the above-referenced Loan which is secured by certain property owned by the Borrower located in Loudoun County, Virginia. In accordance with the terms of Section 1 of that certain Deed of Trust Note dated September 28, 2005 (the “Note”), Borrower is obligated to make payments in curtailment of the outstanding principal balance of the Loan on or before certain deadlines as specified in the Note.
     Borrower received notice from Lender by invoice # 0060622969 dated September 20, 2006 that the sum of $2,757,198.00 was due on September 30, 2006 (the “September Payment Deadline”). Borrower failed to pay such amount on or before the September Payment Deadline.
Therefore, Borrower is in default under the Loan.
     Lender reserves the right to pursue all remedies available to Lender under the Loan documents or at law as a result of such default. Lender further reserves the right to assess in the future, to the fullest extent provided for in the Loan documents additional legal fees, other costs of collection, interest at the default rate from and after the date hereof, and other fees, costs and charges, which may or may not be currently known to Lender (individually and collectively, the “Additional Charges”).

Christopher Clemente
October 18, 2006

     Nothing in this letter is intended to constitute a waiver by Lender of any of the rights, liens, guaranties or other benefits afforded to it pursuant to any one or more of the documents executed in connection with the Loan, other documents, by law, or otherwise, and all such rights, liens, guaranties and other benefits and/or remedies afforded to Lender by any one or more of the foregoing are hereby expressly reserved to Lender.
Sincerely,

David M. Astrove, Esq.

cc:	John A. Moffet, Jr., Esq. — Via Telecopier No. (703) 383-9343 and Certified Mail
John DeZinno — Via Email